Exhibit 11

ALLMERICA FINANCIAL CORPORATION
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
 For the Quarter Ended March 31, 1997
              (Unaudited)

                                         Quarter Ended
                                         March 31,
(In millions, except per share data)     1997
Primary:
  Average shares outstanding             50.1
  Net effect of dilutive stock options
    based on the treasury stock
    method using average market
    price                                 0.1
                                         -----
TOTALS                                   50.2
                                         =====

  Net income                            $15.9
  Per share amount                      $0.32

Fully diluted:
  Average shares outstanding             50.1
  Net effect of dilutive stock options
    based on the treasury stock
    method using the higher of
    period end or average market
    price                                 0.1
                                         -----
TOTALS                                   50.2
                                         =====

  Net income                            $15.9
  Per share amount                      $0.32
